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EXHIBIT 99.5(b)

Variable Annuity PAC APP
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PACIFIC MUTUAL VARIABLE ANNUITY PAC APP
PAC APP is not available for transfers, 1035 exchanges and 401, 403, 457 and Keogh plans. Please use the standard application

1 ANNUITANT
First Name       Middle      Last
Street Address
City      State      Zip
SS#       Date of Birth      Sex M  F

2 OWNER
First Name       Middle      Last
Street Address
City      State      Zip
SS#       Date of Birth      Sex M  F
Check one        Joint       Contingent
First Name       Middle      Last
SS#       Date of Birth      Sex M  F

3 ANNUITANT      Optional, check one      Joint         Contingent
First Name       Middle      Last
Address
SS#       Date of Birth      Sex M  F

4 BENEFICIARY
Annuitant Beneficiary        Relationship To Owner
Owner Beneficiary            Relationship To Owner

5 TRADE INFORMATION          Product:         Portfolio           One
Date       Premium Submitted       State of Sale
Client Account #        Contract # (for additional payments only)

6 TYPE OF PLAN
Non-Qualified           OR   Qualified (check appropriate box below)
                             IRA Rollover IRA: Tax Yr. 19__
                             SEP-IRA: Tax Yr. 19__

7 ALLOCATION OPTIONS
Allocate payment of $________ as indicated below. (Allocations must total 100% or equal total premium invested.)
___ Fixed Account            ___ Equity Income              ___
___ Money Market             ___ Multi-Strategy             ___
___ High Yield Bond          ___ Equity                     ___
___ Managed Bond             ___ Bond and Income            ___
___ Govt. Securities         ___ Equity Index

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___ Growth LT                ___ International

8 DEALER INFORMATION
Will the purchase of this Annunity replace or change any other insurance or
annuity?  [_] Yes   [_] No

Registered Representative Name
SS#

9 REBALANCING  (Optional)
The fixed account is not available for
rebalancing.                                 Quarterly            Semi-Annually
                                             Annually

10 SPECIAL REMARKS

11 REPLACEMENT OF ANNUITY

Will the purchase of this Annunity replace or change any other insurance or annuity? [_] Yes [_] No

255-5A-2 Pacific Mutual Life Insurance Company -- P.O. Box 100060, Pasadena, CA 91189-0060

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